As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Analog Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2348234
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Technology Way, Norwood, MA	02062-9106
(Address of principal executive offices)	(Zip Code)
Analog Devices, Inc.
2006 Stock Incentive Plan
(Full Title of the Plan)
Margaret K. Seif
One Technology Way
Norwood, MA 02062
(Name and Address of Agent For Service)
(781) 329-4700
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered(1)	Share	Offering Price	Registration Fee
Common Stock, $0.16 2/3 par value per share	15,285,735 shares (2)	$18.72 (3)	$286,072,531 (3)	$11,243

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	9,244,623 of these shares were previously registered pursuant to a registration statement filed on Form S-8 (File No. 333-75170) (the “2001 Registration Statement”) filed by the Registrant on December 14, 2001 in connection with the Registrant’s 2001 Broad-Based Stock Option Plan (the “2001 Plan”). The Registrant is transferring such 9,244,623 shares (the “2001 Carryover Shares”) from the 2001 Registration Statement and has filed a Post-Effective Amendment No. 1 to the 2001 Registration Statement deregistering such shares in connection with such transfer. The 2001Carryover Shares were previously subject to awards granted under the 2001 Plan, which awards have been cancelled or expired. Under the terms of the shareholder-approved 2006 Stock Incentive Plan (the “2006 Plan”), the 2001 Carryover Shares became automatically available for issuance under the 2006 Plan. 6,041,112 of these shares were originally registered pursuant to a registration statement on Form S-8 (File No. 333-40222) (the “1998 Registration Statement”) filed by the Registrant on June 27, 2000 in connection with the Registrant’s 1998 Stock Option Plan (the “1998 Plan”). The Registrant is transferring such 6,041,112 shares (the “1998 Carryover Shares”) from the 1998 Plan and has filed a Post-Effective Amendment No. 1 to the 1998 Registration Statement deregistering such shares in connection with such transfer. The 1998 Carryover Shares were previously subject to awards granted under the 1998 Plan, which awards have been cancelled or expired. Under the terms of the 2006 Plan, the 1998 Carryover Shares became automatically available for issuance under the 2006 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on December 12, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Item 1. Plan Information.
     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
STATEMENT OF INCORPORATION BY REFERENCE
     Except as otherwise set forth below, this registration statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-132409 filed by the Registrant on March 14, 2006, relating to the Registrant’s 2006 Stock Incentive Plan.
Item 5. Interests of Named Experts and Counsel.
     Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement. Certain of the attorneys at WilmerHale own shares of Analog Devices, Inc.’s common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwood, Massachusetts, on this 19th day of December, 2008.

ANALOG DEVICES, INC.
By:	/s/ Jerald G. Fishman
Jerald G. Fishman
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Jerald G. Fishman, Joseph E. McDonough and Margaret K. Seif and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ray Stata	Chairman of the Board	December 19, 2008
Ray Stata

/s/ Jerald G. Fishman	President,	December 19, 2008
Jerald G. Fishman	Chief Executive Officer
and Director (Principal
Executive Officer)

/s/ Joseph E. McDonough	Vice President-Finance	December 19, 2008
Joseph E. McDonough	and Chief Financial Officer
(Principal Financial Officer)

/s/ Seamus Brennan	Vice President, Corporate	December 19, 2008
Seamus Brennan	Controller and Chief
Accounting Officer (Principal
Accounting Officer)

/s/ James A. Champy	Director	December 19, 2008
James A. Champy

Name	Title	Date

/s/ John L. Doyle	Director	December 19, 2008
John L. Doyle

/s/ John C. Hodgson	Director	December 19, 2008
John C. Hodgson

/s/ Yves-Andre Istel	Director	December 19, 2008
Yves-Andre Istel

/s/ Neil Novich	Director	December 19, 2008
Neil Novich

/s/ F. Grant Saviers	Director	December 19, 2008
F. Grant Saviers

/s/ Kenton J. Sicchitano	Director	December 19, 2008
Kenton J. Sicchitano

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Articles of Organization of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of independent registered public accounting firm

24	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	Analog Devices, Inc. 2006 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 1-7819) for the quarterly period ended May 3, 2008 as filed with the Commission on May 20, 2008, and amended as described on Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-7819) filed with the Commission on December 8, 2008, and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-7819) as filed with the Commission on December 3, 2008 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 8, 2006 (File No. 1-7819), as amended, and incorporated herein by reference.